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                                  LICENSE AGREEMENT


This Agreement, effective the 28th day of February, 1997, is by and between THE SPECTRANETICS CORPORATION, 96 Talamine Court, Colorado Springs, Colorado 80907 ("Spectranetics") and MEDTRONIC, INC. 7000 Central Ave. N.E., Minneapolis, Minnesota 55432 ("Medtronic").

                                       RECITALS

A. Medtronic has developed technology relating to laser lead extraction and owns intellectual property related thereto.

B. Medtronic wishes to grant and Spectranetics wishes to obtain an exclusive license to commercialize products using the Medtronic technology.

Now, therefore, the parties agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

The following definitions and terms shall have the designated meanings:

"Lead Extractor" means a device for aiding in removal of medical devices such as pacing and defibrillation leads or catheters.

"Licensed Intellectual Property" means (1) All U.S. patents and patent applications owned by or licensed to, with the right to sublicense, Medtronic which are now or during the term of this Agreement developed for use in the laser extraction of leads or catheters, including U.S. Patent 5,423,806 entitled "Laser Extractor for an Implanted Object" and U.S. Patent Application 08/153,715 entitled "Heart Synchronized Extractor for an Implanted Object"; (2) all patent rights derived from such patents and patent applications, including but not limited to foreign rights, divisionals, continuations, continuations in part, re-issues, and reexaminations; and (3) any confidential information provided to Spectranetics by Medtronic (a) under the terms of the Agreement for Mutual Exchange of Confidential Information between Spectranetics and Medtronic dated May 21, 1991 (the "Confidentiality Agreement"), (b) in written form and marked as "proprietary", "confidential" or the like, before and during the development of Spectranetics products, including but not limited to the original concept drawings and information disclosures (collectively the "Medtronic Confidential Information"). Medtronic Confidential Information shall not, however, include information which:
    (i) is or was known to Spectranetics prior to receipt thereof under this Agreement or the Confidentiality Agreement, as evidenced by written records;
    (ii) is disclosed without restriction to Spectranetics in good faith by a third party who is in lawful possession thereof and who has the right to make such disclosure;
    (iii) is or shall have become public knowledge, by publication or otherwise, through no fault of Spectranetics;

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    (iv)  is discovered by Spectranetics completely without reference to
          Medtronic Confidential Information; or
    (v) is transmitted to Spectranetics by Medtronic after Medtronic received notification in writing from Spectranetics that Spectranetics did not desire to receive any further Medtronic Confidential information.

"Net Sales" means the amounts received by Spectranetics from any third party (not including any transactions with Medtronic) for sales of Royalty Products, excluding sales taxes, use taxes, occupation taxes, excise taxes, freight, duty or insurance, returns, discounts, credits, or repayments for returns. If Royalty Products are sold packaged with products which are not Royalty Products, the Net Sales of such products would be the number of such units multiplied by the average net selling price for similar Royalty Products individually packaged during the period for which the royalties are computed.

"Quarter" means each quarter of the Spectranetics fiscal year.

"Royalty Product" means any Lead Extractor covered by a claim of an unexpired patent in the Licensed Intellectual Property or employing Medtronic Confidential Information in the Licensed Intellectual Property; provided that the laser generators and other capital equipment of Spectranetics will not be considered Royalty Product. Lead Extractors sold for the purpose of clinical trials required for obtaining government approval to market in any country shall not be deemed Royalty Product.

                                      ARTICLE 2
                                    LICENSE GRANT

2.1     License

Medtronic grants to Spectranetics a worldwide, exclusive license to make, have made, use and sell Royalty Products.

2.2     Term

Unless otherwise terminated under provisions of this Agreement, the license granted under this Agreement shall continue until the expiration of the last patent in the Licensed Intellectual Property in any country.

2.3     Spectranetics Intellectual Property

Except as provided in Article 6 below, no license is granted hereunder to Medtronic in any Spectranetics intellectual property.

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                                      ARTICLE 3
                                ROYALTIES AND REPORTS

3.1     License Fee

Spectranetics shall issue to Medtronic warrants for Two Hundred Thousand (200,000) shares of its common stock. Any warrants issued under this Agreement shall be exercisable for the longer of five years after the effective date of this Agreement or three years after FDA permission to market Royalty Products. The exercise price on the warrants shall be fixed at the stock closing price on the date of execution of this Agreement.

3.2     Royalties

Spectranetics shall pay Medtronic a royalty of * of Net Sales of Royalty Products (except for Royalty Products sold through an independent distributor, for which the royalty shall be set at *) until the last U.S. patent expires. After the last U.S. patent expires then the * royalty will be payable only on sales into countries in which there are valid patents, in such country, relating to the Royalty Products. No royalties shall be paid by Spectranetics for Royalty Products sold to Medtronic under this Agreement.

3.3     Reports and Payments

Spectranetics shall provide Medtronic, within sixty (60) days of the end of each Quarter, a written report indicating the amount of Net Sales, the number of units sold and the amount of royalties due for the Quarter. At the time of the report, Spectranetics shall pay Medtronic the reported due royalties by check or wire transfer.

3.4     Records

Spectranetics agrees to keep accurate written records in sufficient detail to allow Medtronic to verify Spectranetics' determinations of unit sales, Net Sales and royalties due. These records shall be kept for at least five years following the end of the Quarter to which they apply.

3.5     Audit of Records

Medtronic may audit the records referred to in Section 3.4, at reasonable times and upon reasonable notice, not more than once per year. Such audit shall be at Medtronic's expense.




* THIS PORTION MARKED WITH AN ASTERISK HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

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                                      ARTICLE 4
                                      REGULATORY

Spectranetics shall be responsible for obtaining all regulatory approvals needed to market Royalty Products. Spectranetics agrees to use reasonable efforts and diligence to obtain such approvals from the FDA. All regulatory expenses shall be the responsibility of Spectranetics. Spectranetics shall own all such regulatory approvals, except as specified in Article 6. Medtronic shall have the right to access and utilize such regulatory approvals, including any supplements thereto, in connection with any distribution of Royalty Products pursuant to
Article 6 below.

                                      ARTICLE 5
                                INTELLECTUAL PROPERTY

5.1     Enforcement

During the term of this license Spectranetics shall notify Medtronic of information received by Spectranetics indicating that a third party has infringed any patent rights or has improperly obtained or disclosed any confidential information in the Licensed Intellectual Property. Medtronic shall have the first opportunity to enforce rights in the Licensed Intellectual Property. Should Spectranetics wish to enforce the Licensed Intellectual Property it shall notify Medtronic. Medtronic shall have 120 days in which to elect whether to enforce on its own, enforce together with Spectranetics, or allow Spectranetics to act alone in enforcement. Should Medtronic elect not to enforce, Spectranetics may enforce the Licensed Intellectual Property at its sole expense and retain any award of damages, royalties or any other monetary award to Spectranetics. If the parties agree to jointly enforce rights in the Licensed Intellectual Property, then each party shall share in any award of damages, royalties or any other monetary award on a prorated basis determined by the direct expense paid by each party in enforcing such rights.

5.2     Patent Protection

Should any inventions be made jointly between personnel of the parties, the parties shall meet to agree on whether to seek patent protection. If agreement is reached, the parties shall divide equally the cost of filing and prosecution. If no agreement is reached and one party wishes to proceed, the non-participating party agrees to assign its rights to the filing party, but shall retain a paid up nonexclusive license in any resulting patent, without the right to sublicense.

5.3     Marking

At Medtronic's request, Spectranetics shall mark all Royalty Product with numbers of Medtronic patents covering the Lead Extractor and a legend indicating that the device is manufactured under license from Medtronic.

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                                      ARTICLE 6
                                      MARKETING

6.1     Cessation of production

If Spectranetics ceases producing lead extraction devices for more than one hundred eighty (180) days for any reason, including but not limited to bankruptcy or voluntary cessation of manufacture, Medtronic may notify Spectranetics of its intent to terminate this license. Spectranetics shall have 30 days to cure by restarting manufacture or by making a credible argument of its rights claiming that its performance was prevented by force majeure under
Section 10.13 of this Agreement, coupled with its plan for restarting manufacture as soon as the force majeure is removed. If Spectranetics does not cure within the 30 day period, Medtronic may terminate this license Agreement and Spectranetics shall grant to Medtronic a nonexclusive, paid up license under any Spectranetics patents or other intellectual property needed for Medtronic to make, use or sell Lead Extractor catheters, but not laser generators. Medtronic is granted access to any drawings, specifications or other information required to continue the manufacture of Lead Extractor catheters. Medtronic is granted the right to use any government approvals, such as FDA pre-market approval for the Lead Extractor. This includes as many rights as needed to effect Medtronic use of such approvals, including assignment of the approvals if that is legally required. Medtronic is granted a license under such FDA, CE or other applicable approvals sufficient to manufacture and distribute said Royalty Products, contingent upon bankruptcy of Spectranetics. Spectranetics will assist Medtronic in the transfer of any government approvals for the Lead Extractor.

6.2     Minimum Sales

Spectranetics shall be targeted to sell a minimum of 500 units per year beginning one year after the grant of pre-market approval by the FDA. In each successive year Spectranetics shall be targeted to sell a minimum of 1000 units per year. Should Spectranetics fail to sell the targeted units in any year, Medtronic may elect to purchase units from Spectranetics for its own distribution at * of the average selling price in accordance with the provisions of Sections 6.4 and 6.5 below but failure to sell targeted amounts shall not be a breach of this Agreement for purposes of Article 9.

6.3     Worldwide Marketing

Following the initial grant of marketing rights by the FDA, for any country of the world in which (a) Spectranetics has not submitted an application for regulatory approval in such country within 12 months, or (b) after obtaining that country's regulatory approvals, Spectranetics is not marketing the Lead Extractor or has not sold 100 units in the preceding 12 months, Medtronic may notify Spectranetics of its intent to seek such marketing rights. Unless Spectranetics submits for the applicable regulatory approvals or begins actively marketing within 90 days after Medtronic has so requested marketing rights for a country, Medtronic shall have the right to

* THIS PORTION MARKED WITH AN ASTERISK HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

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market in that country. The transfer price from Spectranetics to Medtronic shall be * for lead extraction devices in that country. Medtronic shall be responsible for obtaining regulatory approval in any country in which it sells Lead Extractors, at Medtronic's expense. Medtronic shall own any such approval.

6.4     Parallel Distribution

Medtronic may elect to market Lead Extractors in parallel to the distribution of Spectranetics. This right to distribute Lead Extractors may not be exercised until three years after approval of such Lead Extractors by the FDA. In case of exercising its rights under this Section 6.4, Medtronic shall surrender any unexercised warrants which have been granted under this Agreement and except as otherwise provided pursuant to Section 6.1 above, Medtronic shall continue to purchase catheters exclusively from Spectranetics in accordance with the provisions of Sections 6.5, 6.6 and 6.7 below.

6.5     Transfer Price

In cases where Medtronic is to distribute Lead Extractors in parallel under
Section 6.4, the transfer price from Spectranetics shall be based on the Spectranetics United States sales volume in the preceding twelve calendar months as follows:

        Less than * units         * of Spectranetics' avg. U.S. selling price
        Between * and * units * of Spectranetics' avg. U.S. selling price Between * and * units * of Spectranetics' avg. U.S. selling price
        Over * units              * of Spectranetics' avg. U.S. selling price

In no event will Spectranetics be required to sell Medtronic Lead Extractors below Spectranetics' manufacturing cost, which cost shall include, but shall not be limited to, all material included in the product and the packaging of the Lead Extractor product, all direct labor expended in the manufacturing and assembly of the product, manufacturing burden which includes appropriately allocated manufacturing supervision, manufacturing engineering support, quality, material handling, depreciation of equipment, material procurement and facilities, which are specific to the Lead Extractor product. These costs are reflected in the standard cost used for inventory valuation and are audited by independent auditors. In addition to standard cost, any direct royalty expense associated with such Lead Extractor products will be added to standard cost in the determination of total manufacturing cost for the purpose of determining the minimum price of Lead Extractors to Medtronic. If Spectranetics applies manufacturing cost to the determination of transfer price, Medtronic shall have the right, at its expense, to have the manufacturing costs audited by an independent auditor.

Any time before acquiring distribution rights in the United States, Medtronic may purchase Lead Extractors from Spectranetics for * of the Spectranetics average selling price. Medtronic may not

* THIS PORTION MARKED WITH AN ASTERISK HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

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in any calendar year purchase more than * of the number of Lead Extractor units that Spectranetics sells in that calendar year in which Medtronic purchases such units, but Medtronic may purchase at least * Lead Extractor units per year.

6.6     Supply of Product

Spectranetics expressly agrees to supply Lead Extractors to Medtronic as indicated in the various sections of this Agreement giving Medtronic rights to distribute. Such supply shall be based on an initial twelve month forecast upon exercise of distribution rights. Lead time for orders shall be ninety (90) days. The minimum order shall be 100 units of Lead Extractors. The maximum order will be twice the forecast for the prior ninety (90) day period. Any order greater than twice than this maximum shall be subject to Spectranetics' acceptance and shall have delivery time set by Spectranetics in its discretion at time of acceptance of the order.

For sales to Medtronic not under distribution rights under the terms specified in the last paragraph of Article 6.5, the lead time for orders is sixty days. The minimum order shall be ten (10) units. The maximum order accepted under these terms shall be twice the amount ordered in the previous ninety (90) days. Any demand greater than this maximum shall have the lead time confirmed by Spectranetics at the time of order.

All payment terms are net 30 days from date of shipment to Medtronic. Sterility dating if these devices shall be at least one year from the date of shipment to Medtronic. The package shall be standard Spectranetics packaging for its normal customers. Spectranetics agrees to package to Medtronic specifications under Medtronic's label at Medtronic's request if Medtronic is distributing under this Agreement. Any cost of such Medtronic package, beyond the usual cost of Spectranetics' packaging, shall be borne by Medtronic.

6.7     Supply of Lasers

Spectranetics agrees to sell (subject to availability), install and maintain, under its normal contracts, laser generators, at its prevailing prices, to customers buying Lead Extractors from Medtronic.

                                      ARTICLE 7
                            REPRESENTATIONS AND WARRANTIES

7.1     Representations of Spectranetics

Spectranetics represents, warrants and covenants to Medtronic that:


* THIS PORTION MARKED WITH AN ASTERISK HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

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     (a) Spectranetics is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to conduct the business in which it is presently engaged and to enter into and perform its obligations under this Agreement.

     (b) Spectranetics has taken all necessary corporate action under the laws of the state of its incorporation and its certificate of incorporation and by-laws to authorize the execution and consummation of this Agreement and, when executed and delivered by Spectranetics, this Agreement shall constitute the valid and legally binding agreement of enforceable against Spectranetics in accordance with the terms hereof, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(c) Neither the execution and delivery of this Agreement nor the consummation the transactions contemplated herein will violate any provision of the certificate of incorporation or bylaws of Spectranetics or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Spectranetics is a party or by which Spectranetics or any of its assets is bound.

7.2     Representations of Medtronic

Medtronic represents, warrants and covenants to Spectranetics that:

     (a) Medtronic, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power to conduct the business in which it is presently engaged and to enter into and perform its obligations under this Agreement.

     (b) Medtronic has taken all necessary corporate action under the laws of the state of its incorporation and its articles of incorporation and bylaws to authorize the execution and consummation of this Agreement and, when executed and delivered by Medtronic, this Agreement shall constitute the valid and legally binding agreement of Medtronic enforceable against Medtronic in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the articles and bylaws of Medtronic or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in

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termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Medtronic is a party or by which Medtronic or any of its assets is bound.

     (d) Medtronic warrants that, to the best of its knowledge, it knows of no prior art or other prior art basis upon which it can be reasonably asserted which would render any patents in the Medtronic Intellectual Property invalid.

                                      ARTICLE 8
                                   INDEMNIFICATION

8.1     Indemnification by Spectranetics

Spectranetics shall indemnify, defend and hold harmless Medtronic and each of its subsidiaries, officers, directors, shareholder, employees, agents and affiliates (collectively, all such indemnities are referred to in this Section as "Medtronic") against and in respect of any and all claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs and expenses which Medtronic may incur or suffer or with which it may be faced (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor), (referred to as "Costs") arising out of or based upon the breach by Spectranetics of any of its representations, warranties, covenants or agreements contained or incorporated in this Agreement, and any costs arising out of a claim of patent infringement against Spectranetics arising out of Royalty Products or Costs arising out of injury to person or property arising out of use or sale of Royalty Products. An amount for which Medtronic is entitled to indemnification pursuant hereto is referred to as an "Indemnified Amount."

8.2     Indemnification by Medtronic.

Medtronic shall indemnify, defend and hold harmless Spectranetics and each of its subsidiaries, officers, directors, shareholder, employees, agents and affiliates (collectively, all such indemnities are referred to in this Section as "Spectranetics") against and in respect of any and all claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs and expenses which Spectranetics may incur or suffer or with which it may be faced (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor), (referred to as "Costs") arising out of or based upon the breach by Medtronic of any of its representations, warranties, covenants or agreements contained or incorporated in this Agreement or any agreement, certificate or document executed and delivered to Spectranetics by Medtronic in connection with the transactions hereunder. An amount for which Spectranetics is entitled to indemnification pursuant hereto is referred to as an "Indemnified Amount."

8.3     Third Party Claims.

If a claim by a third party is made against any indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this
Article 8, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party except to the extent, if any, that

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the failure to give timely notice adversely affects the indemnifying party's ability to defend such claim against a third party. The indemnifying party shall be entitled to settle or assume the defense of such claim, including the employment of counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to settle or defend such claim, the indemnifying party shall notify the indemnified party within thirty (30) days (but in no event less than twenty (20) days before any pleading, filing or response on behalf of the indemnified party is due) of the indemnifying party's intent to do so. If the indemnifying party elects not to settle or defend such claim or fails to notify the indemnified party of the election within thirty (30) days (or such shorter period provided above) after receipt of the indemnified party's notice of a claim of indemnity hereunder, the indemnified party shall have the right to contest, settle or compromise the claim without prejudice to any rights to indemnification hereunder. Regardless of which party is controlling the settlement or defense of any claim, (a) both the indemnified party and indemnifying party shall act in good faith, (b) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party or of its subsidiaries, (c) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that all fees, costs and expenses of such counsel in an action controlled by the indemnifying party shall be borne by the indemnified party, unless the indemnifying party and indemnified party have different available defenses to such third party claim, in which case such fees, costs and expenses shall be borne by the indemnifying party, (d) no entry of judgment or settlement of a claim may be agreed to without the written consent of the indemnified party, which consent shall not be unreasonably withheld, and (e) the indemnifying party shall promptly reimburse the indemnified party for the full amount of such claim and the related expenses as incurred by the indemnified party pursuant to this Article 8. So long as the indemnifying party is reasonably contesting any such third party claim in good faith and the foregoing clause (b) is being complied with, the indemnified party shall not pay or settle any such claim. The controlling party shall upon request deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the settlement or defense of any such claim, and timely notices of any hearing or other court proceeding relating to such claim.

                                      ARTICLE 9
                                     TERMINATION

9.1     Termination

        (a) If either party breaches any of the material terms, conditions or agreements of this Agreement, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving the breaching party ninety (90) days notice in writing, particularly specifying the breach. Such notice of termination shall not be effective if the other party cures the specified breach within such ninety (90) day period, or, in the case of breaches not reasonably curable within such ninety (90) days, if such party commences the cure thereof within such ninety (90) days and diligently thereafter prosecutes such cure.

        (b) Medtronic may, by written notice to Spectranetics, terminate this Agreement, including the license granted pursuant to Section 2.1, at any time, in the event of a material failure

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by Spectranetics to pay timely any payments that are required to be made to
Medtronic hereunder within 30 days of notice by Medtronic to Spectranetics of such failure. If such payments are contested by Spectranetics, Medtronic's right to terminate may not be executed until the right to collect has been determined by the competent court or arbitrator and Spectranetics has failed to pay such amount within 30 days after such determination.

        (c) Either party may, by written notice to the other party (which notice shall be effective upon dispatch), terminate this Agreement in the event that such other party becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business.

        (d) Either party may, by written notice to the other party terminate this Agreement if such other party's performance has been suspended by an event of Force Majeure, as defined in Article 10 below, for more than one hundred eighty (180) days in any consecutive twelve (12) month period.

        (e) If any part of the Licensed Intellectual Property has been finally found to be invalid by a court of competent jurisdiction, then Spectranetics shall have no further obligations under this Agreement as to Royalty Products, where the obligation arose because of that part of the Licensed Intellectual Property, in the country of that court.

9.2     Effect of Termination

        (a) The rights and obligations of the parties as to confidentiality and shall survive any termination of this Agreement.

        (b) Except as otherwise provided herein regarding Joint Inventions, upon termination of this Agreement, each party will, within thirty (30) days, return to the other party all tangible "Confidential Information" of the other party (as defined in the agreements between the parties relating to confidentiality)(except one copy which may be retained by party's legal counsel solely for evidentiary purposes in the event of a dispute), and each party will deliver to the other a copy of any documentation in its possession or control specifically relating to the Joint Inventions.

                                      ARTICLE 10
                                    MISCELLANEOUS

10.1    Non-Disclosure

Each party agrees not to disclose or use any Confidential Information of the other party during the during the term of this Agreement until the expiration of three (3) after the termination or expiration of this Agreement. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during the term of this and for a period of three (3) years thereafter.

10.2    Assignment


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This Agreement shall be binding upon and inure to the benefit of the parties hereto and the or assigns of the parties hereto provided:

     (a) The rights and obligations of Spectranetics herein may not be assigned except to person or entity who succeeds to substantially all of Spectranetics' business to which this Agreement relates.

     (b) Notwithstanding the provisions of subparagraph (a) to the contrary, in the event any successor to the Spectranetics business is a competitor of Medtronic in the "cardiac rhythm management or monitoring" business (as defined on the attached Exhibit A), Medtronic shall have the right to immediately exercise its rights under Sections 6.3 or 6.4 above, and elect to

(i) receive a non-exclusive license from Spectranetics to manufacture Lead Extractors utilizing all applicable Spectranetics patents and associated know-how, with royalty payment equal to * of Medtronic's Net Sales of Lead Extractors covered by claims of the applicable Spectranetics patents; or

(ii) continue to purchase Lead Extractors from Spectranetics, provided that the transfer price for lead Extractors purchased from Spectranetics shall be equal to * of Spectranetics average U.S. selling price for purposes of Sections 6.3 or 6.5. In no event will Spectranetics be required to sell Medtronic Lead Extractors below Spectranetics' manufacturing cost as defined in Article 6.5.

     (c) The rights and obligations of Medtronic herein may not be assigned except to a person or entity who succeeds to all or a substantial portion of Medtronic's business to which this Agreement relates.

     (d) Except as expressly modified herein, the remaining rights and obligations of the parties under this Agreement would remain in full force and effect in the event of any such assignment. Any attempted assignment of this Agreement in violation of this Section 10.2 shall be null and void.

10.3    Entire Agreement

This Agreement constitutes the entire agreement of the parties with respect to the subject matter of such agreement and supersedes all previous proposals or agreements, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of such agreements. This Agreements supersedes agreements between Medtronic and Spectranetics dated May 2, 1991, May 21, 1991, August 12, 1994, and March 10, 1995, except that any confidentiality obligation under such agreements shall survive according to the terms of those agreements.

* THIS PORTION MARKED WITH AN ASTERISK HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.


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10.4    Survival

All of the representations, warranties, and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after termination hereof (to the extent specified herein), shall survive such termination and continue thereafter in full force and effect, subject to applicable statutes of limitations.

10.5    Amendment, Waiver, Discharge, etc.

This Agreement may not be amended, released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties to this Agreement by their duly authorized representatives. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

10.6    Execution in Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

10.7    Titles and Headings; Construction

The titles and headings to Sections and Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

10.8    Benefit

Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or permitted assigns, or sublicense any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.9    Notices

All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic to:

        Medtronic, Inc.


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

        7000 Central Avenue N.E.
        Minneapolis, Minnesota 55432
        Attention: General Manager Brady Leads

        FAX (612) 572-5480

and to:

        Medtronic, Inc.
        7000 Central Avenue N.E.
        Minneapolis, Minnesota 55432
        Attention: Law Department
        FAX (612) 572-5404

if to Spectranetics to:

        The Spectranetics Corporation
        96 Talamine Court
        Colorado Springs, CO 80907
        Attention: President/CEO
        FAX (719) 633-4207

     Spectranetics or Medtronic may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by express delivery service or by mail).

10.10   Severability

If any provision of this Agreement is held invalid by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall nonetheless be enforceable according to their terms.

10.11   Execution of Further Documents

Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably request to fully secure and/or evidence the rights or interests herein.

10.12   Relationship

The relationship of Medtronic and Spectranetics with respect to this Agreement will be that of independent contractors. Neither party has, and will not, represent, without the prior written consent of the other party, that it has any power, right or authority to bind or to incur any charges or expenses on behalf of the other party or in the other party's name. Nothing stated in this


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

Agreement will be construed as constituting Medtronic and Spectranetics, or their Affiliates, as partners or as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between them. Neither party nor its Affiliates nor its or their employees or agents are, or will act, as employees of the other party within the meaning or application of any unemployment insurance laws, social security laws, workers' compensation or industrial accident laws, social security laws, workers' compensation or industrial accident laws, or under any other laws or regulations which may impute any obligations or liability to the other by reason of an employment relationship. The parties will indemnify and reimburse each other for and hold the other harmless from any liabilities or obligations imposed or attempted to be imposed upon a party by virtue of any such law in performance by a party of this Agreement.

10.13   Force Majeure

Neither party shall be in default because of any failure to perform such party's obligations under this Agreement if such failure arises from causes beyond the reasonable control of such party ("the first party") and without the fault or negligence of such first party, including without limitation, Acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, earthquakes, epidemics, quarantine restrictions, strikes, or freight embargoes. In each instance, the failure to perform must be beyond the reasonable control and without the fault or negligence of the first party. If it appears that performance under this Agreement may be delayed by an event of Force Majeure, the first party will immediately notify the other party as soon as practicable in writing at the address specified in this Agreement. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

10.15   Compliance with Laws

The parties, and any permitted sublicense of the parties, will comply with all applicable international, national, state, regional and local laws and regulations, including all applicable import and export control laws, in exercising their rights or performing their duties under this Agreement.

10.16   Governing Law

This Agreement shall be governed by, and interpreted and constructed in accordance with, the laws of the State of Minnesota.


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

IN WITNESS WHEREOF, each of the parties has caused this License and Development Agreement to be executed in the manner appropriate to each.


                                       THE SPECTRANETICS CORPORATION


                                       By:  /s/ James P. McCluskey
                                          ------------------------------------
                                           Its: Chief Financial Officer
                                               -------------------------------

                                       MEDTRONIC, INC.


                                       By:  /s/ Warren S. Watson
                                          ------------------------------------
                                       Its:     Vice President
                                           -----------------------------------







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